                                                                      Exhibit 24
                                                                      ----------

                               POWER OF ATTORNEY
                               -----------------


  KNOW ALL MEN BY THESE PRESENTS that we, the undersigned officers and directors of Simmons Company, hereby severally constitute and appoint Zenon S. Nie, Jonathan C. Daiker and Roger W. Franklin and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments, including post-effective amendments and supplements, to the registration statement on Form S-4 of Simmons Company's 10 1/4% Senior Subordinated Notes, and to file the same, with all exhibits thereto, and other documents in connection therewith, and generally to do all such things in our names and on our behalf in the capacities indicated below to enable Simmons Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any substitute or substitutes thereof, may lawfully do or cause to be done by virtue hereof, and further ratifying and confirming our signatures as they may be signed by said attorneys-in-fact and agents to all amendments to said registration statement.

  Witness our hands and common seal on the respective dates set forth below.


/s/ Zenon S. Nie                        Chairman of the Board              April 8, 1999
-------------------------------------   of Directors,
ZENON S. NIE                            Chief Executive Officer
                                        and President



/s/ Jonathan C. Daiker                  Executive Vice President -         April 8, 1999
------------------------------------    Finance and Administration,
JONATHAN C. DAIKER                      Chief Financial Officer and
                                        Director



/s/ Martin R. Passaglia                 Senior Executive Vice President,   April 8, 1999
-----------------------------------     Secretary and Director
MARTIN R. PASSAGLIA


/s/ Peter Lamm                          Director                           April 12, 1999
--------------------------------------
PETER LAMM


/s/ Richard C. Dresdale                 Director                           April 12, 1999
-----------------------------------
RICHARD C. DRESDALE



/s/ Andrea Geisser                      Director                           April 12, 1999
------------------------------------
ANDREA GEISSER



/s/ Gregory P. Meredith                 Director                           April 12, 1999
---------------------------------
GREGORY P. MEREDITH


/s/ Mark R. Genender                    Director                           June 9, 1999
---------------------------------
MARK R. GENENDER




/s/ William L. Ayers, IV                 Executive Vice President -        April 8, 1999
----------------------------------       Marketing and Sales
WILLIAM L. AYERS, IV



/s/ Joseph Ulchiny                       Executive Vice President -        April 8, 1999
-----------------------------------      Market Development
JOSEPH ULICNY



/s/ Robert K. Barton                     Senior Vice President -           April 12, 1999
-----------------------------------      Human Resources
ROBERT K. BARTON



/s/ Leo T. Brennan                       Vice President - Materials        April 12, 1999
-----------------------------------      Management
LEO T. BRENNAN



/s/ Roger W. Franklin                    Vice President - Finance and      April 8, 1999
---------------------------------        Treasurer
ROGER W. FRANKLIN



/s/ James P. Maher                       Divisional President              April 8, 1999
-----------------------------------
JAMES P. MAHER



/s/ Cleve B. Murphy                      Divisional President              April 8, 1999
---------------------------------
CLEVE B. MURPHY



/s/ Gary G. Pleasant                     Divisional President              April 8, 1999
-----------------------------------
GARY G. PLEASANT


                                      -3-